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                                                                    EXHIBIT 3.1

                                    CHARTER
                                       OF
                               G-LINK CORPORATION

         1.       The name of the corporation is G-Link Corporation.

         2.       The corporation is for profit.

         3.       The duration of the corporation is perpetual.

         4. The street address and zip code of the corporation's principal office will be:

                        3841 Green Hills Village Drive, Suite 410
                        Nashville, Tennessee 37215
                        County of Davidson

         5.       (a) The name of the corporation's registered agent is Nollie
Peeler.

                  (b) The street address, zip code and county of the corporation's registered office and registered agent in Tennessee shall be:

                        3841 Green Hills Village Drive, Suite 410
                        Nashville, Tennessee 37215
                        County of Davidson

         6. The corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

         7. The maximum number of shares of stock the corporation is authorized to issue is:

                  a. Fifty million (50,000,000) shares of common stock, no par value per share, which shall be entitled to one vote per share and, upon dissolution of the corporation, shall be entitled to receive the net assets of the corporation.

                  b. Five million (5,000,000) shares of preferred stock without par value. Shares of preferred stock may be issued from time to time in one or more classes or series, each such class or series to be so designated as to distinguish the shares thereof from the shares of all other classes and series. The Board of Directors is hereby vested with the authority to divide preferred stock into classes or series and to fix and determine the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established.

         8. The shareholders of the corporation shall not have preemptive rights.

         9. To the fullest extent permitted by the Tennessee Business Corporation Act (the "Act") as in effect on the date hereof, and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Act or any successor statute is amended after adoption of this provision of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 9 by the shareholders of the corporation shall not affect


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adversely any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         10. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a Partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceedings, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

         The indemnification and advancement of expenses provisions of this
Article 10 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

         11. The corporation shall hold a special meeting of shareholders only in the event of a call of the Board of Directors of the corporation or the officers authorized to do so by the Bylaws of the corporation.

         Notwithstanding any other provision of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the corporation's Bylaws inconsistent with the purpose and intent of this Article II.



   Dated:  September 10, 1999            /s/ F. Mitchell Walker, Jr.
                                     --------------------------------------
                                     F. Mitchell Walker, Jr., Incorporator


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                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                               G-LINK CORPORATION


         Pursuant to the provisions of Section 48-16-102 and Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following articles of amendment to its Charter:

         1. NAME OF CORPORATION. The name of the Corporation is G-Link Corporation. The original Charter of the Corporation was filed with the Tennessee Secretary of State on September 10, 1999.

         2. TEXT OF AMENDMENT. Article 7 of the Charter of the Corporation is amended and restated to read in its entirety as follows:

                  "7. The maximum number of shares of stock that the Corporation is authorized to issue is:

                      (a) Fifty million shares of common stock, no par value per share, which shall be entitled to one vote per share and, upon dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation (the "Common Stock").

                      (b) Five million shares of preferred stock, no par value per share (the "Preferred Stock"). One Million Six Hundred Thousand shares of the Preferred Stock shall be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock").

         The preferences, limitations and relative rights of the above classes of stock shall be as follows:

                   I. SERIES A PREFERRED STOCK. The Series A Preferred Stock, shall have the powers, preferences, rights, privileges, qualifications, limitations and restrictions as follows:

                      a. Dividends. Holders of Series A Preferred Stock, in preference to the holders of any other capital stock of the Corporation, shall be entitled to receive dividends, when and as declared by the Board of Directors, but only out of funds that are legally available therefor.

                      b. Voting. Except as otherwise required by law or by the provisions of this charter, the shares of Series A Preferred Stock shall be voted with the shares of the Corporation's Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes for the Series A Preferred Stock held by the holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common Stock into which all of the holder's shares of Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Notwithstanding the foregoing, the holders of the Series A Preferred Stock shall have the right, voting as a separate class, to elect one director to the Board of Directors and to fill such position in the event of a vacancy.

                      c. Liquidation.


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                         (1) In the Event of any voluntary or involuntary
         dissolution, liquidation, sale of all or substantially all of the Corporation's assets or winding-up of the affairs of the Corporation (a "Liquidating Event") and after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled before any distribution is made upon any capital stock of the Corporation other that the Series A Preferred Stock, to receive a preferential payment from the assets of the Corporation of cash or property (to the extent of funds legally available therefor), equal to $2.30 for each share of Series A Preferred Stock then held thereby (the "Series A Base Preference Amount") plus an amount up to all accrued and unpaid dividends (if any) computed to the date of payment thereof for each share, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Payments." After payment to the holders of the Series A Preferred Stock of the full amount of the Series A Liquidation Payments, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by such holders.

                         (2) If upon any Liquidating Event, the assets of the Corporation distributable as aforesaid among the holders of Series A Preferred Stock shall be insufficient to permit the payment to them of the full Series A Liquidation Payments to which they are entitled, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock in the proportion that the amount of such assets bears to the aggregate Series A Liquidation Payments owing thereto by the Corporation.

                         (3) Written notice of a Liquidating Event, stating a payment date and, to the extent known, the amount of the Series A Liquidation Payments, and the place where said payments shall be payable, shall be given by first class mail (postage prepaid), by telecopier, by overnight courier, or by telex, not less than 20 calendar days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at the address shown on the stock transfer records of the Corporation.

                         (4) If upon the merger or consolidation of the Corporation into or with any other corporation or other entity or the merger of any other corporation or entity into the Corporation (other than any merger to reincorporate the Corporation in a different jurisdiction, or a merger or consolidation in which the outstanding voting stock of the Corporation immediately prior to such consolidation or merger constitutes a majority of the voting stock of the surviving entity), the capital stock of the Corporation is to be converted into or exchanged for cash or other property or securities of a corporation other than the Corporation, the allocation of any such cash, securities or other property into which shares of capital stock of the Corporation are to be converted or for which it is to be exchanged shall be made in accordance with the provisions of Subsection I(c)(1) above as if such merger or consolidation were a liquidation of the Corporation. Nothing herein shall be construed as requiring or permitting a merger or consolidation to be treated as a liquidation for any purpose other than the allocation provided for in this Subsection I(c)(4).

                         (5) In case outstanding shares of Series A Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Series A Base Preference Amount and Series A Liquidation Payment, in effect immediately prior to such a subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced (as appropriate), and conversely, in case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A


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         Preferred Stock, the Series A Base Preference Amount and Series A
         Liquidation Payment, in effect immediately prior to each such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased (as appropriate).

                      d. Conversion.

                         (1) Right of Conversion. At any time, and from time to time, a holder of shares of Series A Preferred Stock may elect to convert all or part of the shares of Series A Preferred Stock held thereby into shares of fully paid and nonassessable shares of Common Stock, at the conversion rate of one share of Common Stock for each share of Series A Preferred Stock (the "Initial Conversion Rate"). The option to convert shares of the Series A Preferred Stock may be exercised by surrendering to the Corporation the certificate of certificates for the shares of Series A Preferred Stock so to be converted, properly endorsed in blank or accompanied by proper instruments of assignment. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares in the manner herein prescribed for conversion and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at such time.

                         (2) Automatic Conversion.

                             (A) Immediately prior to the effectiveness of a
                  firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate price to the public of the shares sold for the Corporation is equal to or greater than twenty million dollars ($20,000,000) and in which the price to the public per share of Common Stock equals or exceeds $10.00 (a "Qualified Public Offering"), all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to this Subsection I(d)(2) immediately prior to the effectiveness of the Qualified Public Offering, without any further action by the holders of such shares of Series A Preferred Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. In order to receive a Common Stock certificate, the holders of the shares of Series A Preferred Stock shall surrender the certificates representing such shares to the Corporation or its transfer agent for the Common Stock at which time certificates representing the shares of Common Stock into which the Series A Preferred Stock were converted will be issued.

                             (B) Notwithstanding the foregoing paragraph, in
                  the event the registration statement relating to the Qualified Public Offering is declared effective by the Securities and Exchange Commission but the Qualified Public Offering does not close for any reason whatsoever, then the shares of Common Stock into which the shares of Series A Preferred Stock were converted pursuant to this Subsection I(d)(2) shall be reconverted automatically into the series and number of shares of Series A Preferred Stock outstanding with respect to such shares of Common Stock immediately prior to the effectiveness of such Qualified Public Offering, without any further action by the Corporation or the holders of such shares of Series A Preferred Stock and whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.


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                         (3) Adjustment of Conversion Rate. In case outstanding
         shares of Series A Preferred Stock shall be subdivided into a greater number of shares of Series A Preferred Stock, the Initial Conversion Rate in effect immediately prior to such a subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately increased (as appropriate), and conversely, in case outstanding shares of Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock, the Initial Conversion Rate in effect immediately prior to each such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced (as appropriate).

                         (4) No Fractional Shares to be Issued. No fractional shares of Common Stock nor scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If more than one certificate for shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered by such holder.

                         (5) Corporation Will Reserve Stock for Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall be duly authorized and, when issued upon conversion of the Series A Preferred Stock, shall be validly-issued and fully-paid and nonassessable.

                      e. Notice of Record Date. In the event of:

                         (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any share of stock of any class or any other securities or property, or to receive any other right; or

                         (2) any recapitalization of the Corporation, any reclassification of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

                         (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall deliver such Common Stock or other securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation merger, dissolution, liquidation or winding-up. Such notice shall be mailed by first class mail, postage prepaid, or sent by telecopier or overnight courier, at least fifteen (15) days prior to the date specified in such notice on which such action is to be taken. Notwithstanding anything to the


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contrary contained in this Charter, any other notice to be given shall be given in accordance with the specific terms set forth in such Section or Subsection, as the case may be.

                  II. Preferred Stock.

                      Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

         4. The amendment to the Charter of the Corporation as set forth above was duly adopted by the Board of Directors on December 21, 1999.

         5. The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         6. These Articles may be executed in two counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its president and attested to by its secretary on this 21st day of December, 1999.

ATTEST:                                G-LINK CORPORATION


/s/ Mark McDonald                      By:  /s/ Richardson M. Roberts
------------------------                    --------------------------------
Mark McDonald, Secretary                    Richardson M. Roberts, President

                  ARTICLES OF AMENDMENT TO THE AMENDED CHARTER
                                       OF
                               G-LINK CORPORATION


To the Secretary of State of the State of Tennessee:

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation (the "Corporation") submits these Articles of Amendment to its Amended Charter (the "Charter"):

         1.       The name of the corporation is G-Link Corporation.

         2. Article 1 of the Charter is hereby amended and restated in its entirety to read as follows:

                  "The name of the Corporation is LINK2GOV Corp."

         3. Article 4 of the Charter is hereby amended and restated in its entirety to read as follows:

                  "The street address and zip code of the corporation's principal office is:

                           One Burton Hills Boulevard, Suite 300
                           Nashville, Tennessee 37215
                           County of Davidson

         4. Article 5 of the Charter is hereby amended and restated in its entirety to read as follows:

                  "(a) The name of the corporation's registered agent is Robert S. Wechsler.

                   (b) The street address, zip code, and county of the corporation's registered office and registered agent in Tennessee is:

                           One Burton Hills Boulevard, Suite 300
                           Nashville, Tennessee 37215
                           County of Davidson

         5. Article 7 of the Charter is amended by deleting from the first paragraph thereof the words "Fifty million shares" and substituting in their place and stead the following words: "One hundred million shares."

         6. The Charter is hereby amended to include a new Article 12 to read as follows:

                           12. (a) The business and affairs of the Corporation shall be managed by a Board of Directors, consisting of not less than three (3) nor more than


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         twelve (12) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the vote of at least 75% of the voting power of the shares entitled to vote at a special meeting called for the purpose; provided, however, that in the event all of the outstanding shares of the Corporation are held by fewer than three holders, then the number of directors shall equal the number of shareholders and not be divided into classes as provided in Article 12(b). Directors need not be residents of the State of Tennessee or shareholders of the Corporation.

                           (b) Beginning upon the date of filing of these Articles of Amendment with the Tennessee Secretary of State, the Board of Directors shall be divided into three (3) classes of as nearly equal size as possible. Each director shall be classified in the following manner: (a) the directors of Class I shall hold one year terms, (b) the directors of Class II shall hold two year terms and (c) the directors of Class III shall hold three year terms. At each annual meeting of shareholders beginning in 2001, the directors of the class whose term expires at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election or until their successors shall be elected and qualified.

                           (c) Directors may be removed from office only for cause by either (i) an affirmative vote of holders of 75% or more of the voting power of the shares entitled to vote at a special meeting called for the purpose, or (ii) a majority of the entire Board of Directors at a special meeting called for the purpose.

                           (d) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director, the Board of Directors may fill such vacancy by an affirmative vote of a majority of the Board of Directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors.

                           (e) Notwithstanding any other provision of this Charter, the affirmative vote of holders of at least 75% of the voting power of the shares entitled to vote at any election of directors shall be required to amend, alter, change or repeal, or to adopt any part of the Charter inconsistent with the purpose and intent of, this Article 12.

         7. These amendments were duly adopted by the Board of Directors of the corporation at a meeting on March 10, 2000 and by the shareholders of the corporation at a special meeting of the shareholders on March 21, 2000.

         8. Except as otherwise set forth herein, all other provisions of the corporation's Charter shall remain in full force and effect.



                      (SIGNATURES BEGIN ON FOLLOWING PAGE)


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         IN WITNESS WHEREOF, G-LINK CORPORATION has caused these Articles of
Amendment to be signed in its name and on its behalf by its president and secretary on this 21st day of March, 2000.


ATTEST:                              G-LINK CORPORATION


/s/ Robert S. Wechsler               By: /s/ Richardson M. Roberts
----------------------                   -------------------------
Robert S. Wechsler,                      Richardson M. Roberts,
Secretary                                Chief Executive Officer


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